     As filed with the Securities and Exchange Commission on August 15, 2002

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              THE MEDICINES COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                              04-3324394
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                             Identification No.)

5 SYLVAN WAY, SUITE 200, PARSIPPANY, NEW JERSEY                  07054
(Address of Principal Executive Offices)                       (Zip Code)

                            1998 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                CLIVE A. MEANWELL
                                    CHAIRMAN
                             5 SYLVAN WAY, SUITE 200
                          PARSIPPANY, NEW JERSEY 07054
                     (Name and Address of Agent For Service)
                                 (973) 656-1616
          (Telephone Number, Including Area Code, of Agent For Service)

                                      CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                      Proposed              Proposed
                                                      Maximum                Maximum
Title of Securities          Amount to be        Offering Price Per     Aggregate Offering           Amount of
to be Registered            Registered (1)             Share                  Price               Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001
par value per share        1,750,000 shares            $9.12(2)              $15,960,000(2)           $1,469
====================================================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq National Market on August 9, 2002, a date within five business days of the filing of this registration statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                     STATEMENT OF INCORPORATION BY REFERENCE

         This registration statement on Form S-8 is filed to register the offer and sale of an additional 1,750,000 shares of the registrant's common stock, $0.001 par value per share, to be issued under the registrant's 1998 Stock Incentive Plan (the "Plan"). This registration statement incorporates by reference the registration statement on Form S-8, File No. 333-44884, filed by the registrant on August 31, 2000, relating to the Plan.

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Hale and Dorr LLP, counsel for the registrant, has opined as to the legality of the securities being offered by this registration statement. Attorneys at Hale and Dorr LLP own, in the aggregate, 18,844 shares of the registrant's common stock, and a related investment partnership owns warrants which are exercisable to purchase up to an additional 1,554 shares of common stock.

         ITEM 8. EXHIBITS.

         The Index to Exhibits immediately preceding the exhibits is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Parsippany, New Jersey, on this 15th day of August, 2002.

                              THE MEDICINES COMPANY

                              By: /s/ Clive A. Meanwell
                                 ------------------------------------------
                                 Clive A. Meanwell
                                 Chairman

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of The Medicines Company, hereby severally constitute and appoint Clive A. Meanwell, David M. Stack and Steven H. Koehler, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable The Medicines Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                              TITLE                             DATE
             ---------                              -----                             ----
/s/ Clive A. Meanwell                 Chairman                                     July 24, 2002
--------------------------------      (Principal executive officer)                --------------
Clive A. Meanwell



/s/ Steven H. Koehler                 Chief Financial Officer                      July 24, 2002
--------------------------------      (Principal accounting officer)               -------------
Steven H. Koehler



/s/ Leonard Bell                      Director                                     July 24, 2002
--------------------------------                                                   -------------
Leonard Bell



/s/ Stewart J. Hen                    Director                                     July 24, 2002
--------------------------------                                                   -------------
Stewart J. Hen



/s/ M. Fazle Husain                   Director                                  July 24, 2002
--------------------------------                                                -------------
M. Fazle Husain



/s/ T. Scott Johnson                  Director                                  July 24, 2002
--------------------------------                                                -------------
T. Scott Johnson



/s/ Armin M. Kessler                  Director                                  July 24, 2002
--------------------------------                                                -------------
Armin M. Kessler



/s/ Nicholas J. Lowcock               Director                                  July 24, 2002
--------------------------------                                                -------------
Nicholas J. Lowcock


/s/ David M. Stack                    Director                                  July 24, 2002
--------------------------------                                                -------------
David M. Stack


/s/ James E. Thomas                   Director                                  July 24, 2002
--------------------------------                                                -------------
James E. Thomas

                                INDEX TO EXHIBITS

Number           Description
------           -----------

  5.1            Opinion of Hale and Dorr LLP, counsel to the Registrant

 23.1            Consent of Hale and Dorr LLP
                 (included in Exhibit 5.1)

 23.2            Consent of Ernst & Young LLP

 24.1 Power of attorney (included on the signature pages of this registration statement)